GRAND TOYS INTERNATIONAL, INC.
1710 ROUTE TRANSCANADIENNE
DORVAL, QUEBEC, H9P 1H7
CANADA

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 28, 1997

To the Shareholders:

A Special Meeting of the Shareholders of Grand Toys International, Inc. (the "Company") will be held at the offices of the Company, 1710 Route Transcanadienne, Dorval, Quebec, Canada, on Monday, July 28, 1997, at 11:00 a.m. (Montreal time), for the following purposes:

1. To consider and act upon a proposal to amend the Company's Articles of Incorporation to effect a one-for-five reverse stock split of the Company's Common Stock while keeping 50,000,000 authorized shares of Common Stock, at a par value of $.001 (the "Proposal"); and

2. To transact such other business as may properly be brought before the Meeting or any adjournment.

Shareholders of record at the close of business on June 28, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

You are invited to attend the Meeting. It is desired that as many Shareholders as practicable be represented at the meeting. Consequently, whether or not you now expect to be present, you are requested to date and sign the enclosed proxy and return it promptly to the Company, in the accompanying envelope which requires no postage if mailed in the United States, in order that your vote can be recorded. This may save the Company the expense of further proxy solicitation.

YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

By order of the Board of Directors,

Ron Goldenberg
Secretary

Dated:  Dorval, Quebec, Canada, June 28, 1997

GRAND TOYS INTERNATIONAL, INC.

PROXY STATEMENT


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Grand Toys International, Inc. (the "Company") of proxies to be voted at the Special Meeting of Shareholders of the Company
(the "Meeting") to be held on Monday, July 28, 1997 at 11:00 a.m. (Montreal time) at the principal offices of the Company, 1710 Route Transcanadienne, Dorval, Quebec, CANADA. All properly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the meeting. Any proxy may be revoked at any time before it is exercised by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person.

References to the Company in this Proxy Statement also include Grand Toys (U.S.) Ltd. ("Grand U.S."), a holding company and a wholly-owned subsidiary of the Company, and Grand Toys Ltd. ("Grand Canada") and Grand Concepts Inc., both Canadian operating companies and wholly-owned subsidiaries of Grand U.S. .

The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters that may come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment.

As of June 28, 1997, the record date for determination of shareholders entitled to notice of and to vote at the Meeting, there were 7,887,986 shares of the Common Stock of the Company (the "Common Stock") outstanding which is the only class of voting securities outstanding as of the record date. Each outstanding share is entitled to one vote on all matters that may come before the Meeting. The Company expects to mail this Proxy Statement together with a proxy and the Notice of Special Meeting to its shareholders on or about June 29, 1997.

Any shareholder giving a proxy may revoke it any time prior to its use at the Meeting by giving written notice of revocation to the Secretary of the Company; mere attendance at the Meeting without such notice will not revoke the proxy. Properly executed proxies will be voted in the manner directed by a shareholder and, if no direction is made, will be voted in favor of the Proposal. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the Meeting and a broker non-vote will not be counted as a vote "for" or "against" the matter in question but will be counted for the purposes of determining the presence or absence of a quorum.

The Company's Bylaws provide that shareholders holding a majority of the shares of stock issued and outstanding and entitled to vote thereon shall constitute a quorum at meetings of shareholders. The affirmative vote of a majority of the votes of stock voting together as a single class present in person or represented by proxy at the Meeting is necessary for the approval of the Proposal.

Only shareholders of record at the close of business on June 28, 1997 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE SHAREHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY PROMPTLY.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 28, 1997 by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock, (ii) each director of the Company, and (iii) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock as beneficially owned by them.

NAME AND ADDRESS OF            NUMBER OF SHARES         PERCENT OF CLASS
BENEFICIAL OWNER               BENEFICIALLY OWNED       AND VOTING POWER(1)

Amgo Investments, Inc.         3,285,000                41.65%
1710 Rte. Transcanadienne
Dorval, Quebec
Canada H9P 1H7


1) Computed on the basis of 7,887,986 shares of Common Stock and, with respect to those persons holding warrants or options to purchase Common Stock exercisable within sixty (60) days, the number of shares of Common Stock that are issuable upon the exercise thereof.

(footnote continued on next page)

3

Stephen Altro                  4,316,983(2)             48.40%
1710 Rte. Transcanadienne
Dorval, Quebec
Canada H9P 1H7

David Mars                     4,316,983(3)             48.40%
1710 Rte. Transcanadienne
Dorval, Quebec
Canada H9P 1H7

Ron Goldenberg                 3,352,391(4)             42.14%
1710 Rte. Transcanadienne
Dorval, Quebec
Canada H9P 1H7

Elliot L. Bier                 150,000(5)               1.87%
999 Boul. de Maisonneuve Ouest
Montreal, Quebec
Canada H3A 3L4

(2) Includes options to purchase 1,031,983 shares of Common Stock exercisable within sixty (60) days, and 3,285,000 shares of Common Stock owned by Amgo.
Mr. Altro's interest in Amgo is owned of record by 2870304 Canada, Inc., a privately held corporation controlled by Mr. Altro, of which his wife and children, the only other shareholders of such corporation, are minority shareholders. Mr. Altro disclaims beneficial ownership of (i) 1,376,744 shares of Common Stock owned by Amgo and benficially owned by Mr. Mars,
(ii) 354,452 shares of Common Stock owned by Amgo and benficially owned by Mr.
Goldenberg and (iii) 177,060 shares of Common Stock owned by Amgo and beneficially owned by an officer of Grand Canada.

(3) Includes options to purchase 1,031,983 shares of Common Stock exercisable within sixty (60) days, and 3,285,000 shares of Common Stock owned by Amgo.
Mr. Mars' interest in Amgo is owned of record by 2884330 Canada, Inc., a privately held corporation controlled by Mr. Mars of which his wife and children, the only other shareholders of such corporation, are minority shareholders. Mr. Mars disclaims beneficial ownership of (i) 1,376,744 shares of Common Stock owned by Amgo and beneficially owned by Mr. Altro, (ii) 354,452 shares of Common Stock owned by Amgo and beneficially owned by Mr. Goldenberg and (iii) 177,060 shares of Common Stock owned by Amgo and beneficially owned by an officer of Grand Canada.

(4) Includes options to purchase 67,391 shares of Common Stock exercisable within sixty (60) days, and 3,285,000 shares of Common Stock owned by Amgo. Mr.
Goldenberg's interest in Amgo is owned of record by 2884348 Canada, Inc., a privately held corporation controlled by Mr. Goldenberg of which his wife, the only other shareholder of such corporation, is a minority shareholder.
Mr. Goldenberg disclaims beneficial ownership of (i) 1,376,744 shares of Common Stock owned by Amgo and beneficially owned by Mr. Altro, (ii) 1,376,744 shares of Commom Stock owned by Amgo and beneficially owned by Mr. Mars and
(iii) 177,060 shares of Common Stock owned by Amgo and beneficially owned by an officer of Grand Canada.

(footnote continued on next page)

4


James B. Rybakoff                       287,500(6)         3.52%
780 Third Avenue
New York, NY 10017

All Executive officers and directors
as a group (five persons)               5,676,797(7)       54.29%

As of June 27, 1997 XXXXXXXX shares of Common Stock (approximately XXX% of the outstanding Common Stock) were owned of record by Cede & Co., a nominee of the Depository Trust Company. The Company has been advised by each of the firms which Cede & Co. indicates owns more than 5% of the Common Stock that, except as set forth above, as of the most recent practical date it did not hold more than 5% of the Company's outstanding voting securities for any single person or, to its knowledge, any group.


APPROVAL OF ONE-FOR-FIVE REVERSE STOCK SPLIT

GENERAL

The Board of Directors has determined that it would be advisable to amend the Company's Articles of Incorporation to (i) effect a one-for-five reverse split of the Company's issued and outstanding Common Stock while keeping 50,000,000 authorized shares of Common Stock, at a par value of $0.001, and 50,000,000 authorized shares of Preferred Stock, at a par value of $0.001 (the "Reverse
Split"), and (ii) provide for the payment of cash in lieu of fractional shares otherwise issuable (the "Amendment").

The one-for-five reverse split is a continuation of the Company's plan to reorganize the Company's capital structure to bring it more in line with those of other similar companies. Since the beginning of 1997, Warrants to purchase
1,150,000 shares of the Company's Common Stock which were issued in connection with the Company's initial public offering in 1994 have expired and the holder of options to purchase a additional 1,000,000 shares of its Common Stock has surrendered these options.

(5) Represents options to purchase 150,000 shares of Common Stock exercisable within sixty (60) days.

(6) Represent options to purchase 287,500 shares of Common Stock exercisable within sixty (60) days.

(7) See footnotes (1) - (6).

5

In addition, Amgo Investments Inc., a corporation controlled by David Mars,
Stephen Altro and Ron Goldenberg, three of the Company's directors, and an executive officer of Grand Canada has surrendered options to purchase
1,250,000 shares of the Company's Common Stock held by it without additional consideration. The surrender of the Amgo options reflects management's commitment to streamlining the Company's capital structure. The termination of the warrants and options has eliminated almost 51% of the Company's outstanding options and warrants. The Company believes that the elimination of the options and warrants will reduce investor uncertainty about significant future dilution and maximize earnings per share.

Subject to shareholder approval, the Board of Directors has approved an amendment of the Company's Articles of Incorporation which would add a new paragraph to Article Thirteenth of the Articles of Incorporation that would result in one post-split share of Common Stock ("Post-Split Common Share") being issued in exchange for every five shares of Common Stock issued and outstanding on the effective date of the Reverse Split ("Pre-Split Shares of Common Stock") substantially as set forth in the form of Amendment to Articles of Incorporation attached as Exhibit A (collectively, the
"Amendment"). The Reverse Split will not affect the number or par value of the authorized Preferred Shares, which will remain at 50,000,000 Preferred
Shares, $0.001 par value per share.

The Reverse Split will become effective upon the filing with the Office of the Secretary of State of the State of Nevada of Articles of Amendment to the Articles of Incorporation of the Company which state that, at the close of business on the date of filing of the Articles of Amendment, each share of Common Stock then issued and outstanding would automatically, without any action on the part of the holders of such Common Stock, become and be converted into one-fifth of a share of Common Stock, subject to adjustment to eliminate fractional shares. If the Amendment is approved and management determines to proceed with the Reverse Split (see "Reservation of Rights"), management will use its discretion to determine when to file the Amendment.
Management currently expects such amendment to be filed sometime before the Company raises significant additional capital, so that the Company will have sufficient authorized, but unissued, shares of Common Stock to raise such additional capital. See "Purposes of the Reverse Split."

6

PRINCIPAL EFFECTS OF REVERSE SPLIT

Based upon the 7,887,986 shares of Common Stock outstanding as of June 28, 1997, the Reverse Split would decrease the outstanding shares of Common Stock by approximately 80%, and, once effective, the Reverse Split would result in approximately 1,577,597 Post-Split Shares of Common Stock outstanding, subject to adjustment as a result of the elimination of fractional shares.
Similarly, the aggregate number of shares of Common Stock reserved for issuance upon exercise of warrants and options would decrease from approximately
3,307,554 shares to approximately 661,551 shares, subject to adjustment as a result of the elimination of fractional shares.

Each outstanding option or warrant will automatically become an option or warrant, as the case may be, to purchase 20% of the number of shares subject to the option or warrant immediately prior to the Reverse Split at an exercise price which is five times the exercise price of the option or warrant immediately prior to the Reverse Split, subject to adjustment as a result of the elimination of fractional shares. In addition, the shares available for issuance under the Company's Stock Option Plan will be reduced by approximately 80% to reflect the Reverse Split, subject to adjustments required to eliminate fractional shares, and the other relevant terms and provisions of the Company's stock option plans will be appropriately adjusted to reflect the Reverse Split. The Company will obtain a new CUSIP number for the Common
Stock effective at the time of the Reverse Split. Following the effectiveness of the Reverse Split, the Company will provide each record holder of Common
Stock information to enable such holder to obtain new shares and certificates.

The Reverse Split will not affect the par value of the authorized Common
Stock, and the number of authorized shares of Common Stock will be 50,000,000 shares, $0.001 par value per share. The Reverse Split will not affect the number or par value of the authorized Preferred Shares, which will remain at 50,000,000 Preferred Shares, $0.001 par value per share. As a result, if the Amendment is approved, the decrease in the number of shares outstanding and reserved for issuance pursuant to the exercise of options and warrants will result in an increase in the number of shares available for issuance. The terms of the Post-Split Shares of Common Stock will be the same as the terms of the Pre-Split Shares of Common Stock, and subject to the provisions for the elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity interest in the Company or the voting power or other rights, preferences or privileges of the holders of Common Stock.

The following table illustrates the principal effects of the proposed reverse stock split discussed in the preceding paragraphs:

7


Number of Shares           Before Reverse Split       After Reverse Split
Of Common Stock            And The Amendment          And The Amendment

Authorized                 50,000,000                 50,000,000
Outstanding                 7,887,986                  1,577,597
Subject to Outstanding
  Options and Warrants      3,307,554                    661,511
Reserved for Issuance in
  Connection with Future
  Grants Under Option Plans         -                          -

Available for Future Issuance
  by Action of the Board
  (after giving effect to the
  above reservations)               -                         -

Assuming the Reverse Split is approved and management determines to proceed with the Reverse Split (see "Reservation of Rights"), the Company will file the Amendment, in the form set forth in Exhibit A, with the Secretary of State of the State of Nevada effecting the Reverse Split on a date determined by management in its discretion. See "Purposes of the Reverse Split." The
Reverse Split would become effective as of the close of business on the date of such filing (the "Effective Date").


PURPOSES OF THE REVERSE SPLIT

The Reverse Split would decrease the number of shares of Common Stock outstanding and presumably increase the per share market price for the Post-
Split Shares of Common Stock. The Company's Board of Directors believes that the relatively low market price per share of the Company's Common Stock may impair the marketability of the Common Stock to institutional investors and members of the investing public. In theory, the number of shares outstanding should not, alone, affect the marketability of the Common Stock, the type of investor who acquires them, or the Company's reputation in the financial community. In practice, however, this is often not the case, because many investors look upon low-priced shares as speculative in nature, and as a matter of policy, avoid investment in such stocks. These factors may not only affect the liquidity of the Common Stock, but may also impair the Company's ability to raise additional capital through the sale of equity securities.

8

The Board also recognizes that many leading brokerage firms are reluctant to recommend lower-priced securities to their clients. In addition, a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices relate to the payment of brokers' commissions and time-consuming procedures that make the handling of lower priced stocks economically unattractive to brokers. The structure of brokerage commision tends to adversely impact holders of lower-priced stocks because brokerage commissions on a sale of a lower-priced stock generally represent a higher percentage of the sales price than the commissions on higher-priced stocks.
In addition, stocks that trade for less than $5.00 are subject to restrictions relating to the stock's marginability and to additional requirements for brokers who recommend such stocks to their clients, and such restrictions tend to adversely impact the stock's marketability and, consequently, the stock's price.

The Company is currently listed on The Nasdaq SmallCap Market ("SmallCap Market"); however, there is no assurance that the Company will continue to meet the maintenance standards for continued listing on The Nasdaq SmallCap Market, particularly if proposed Nasdaq rule changes take effect. Under The Nasdaq SmallCap Market's listing criteria, listing companies which have low stock prices for a sustained period risk de-listing by The Nasdaq SmallCap Market. If the Company is unable to satisfy the SmallCap Market's requirements for continued listing, including, among other things, an adequately high trading price, trading of the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or NASDAQ's OTC
Bulletin Board. Consequently, the liquidity of the Company's Common Stock could be impaired, through delays in the timing of transactions, reduction in the news media's coverage of the Company, lack of investment analyst interest in covering the Company, and lower prices for the Company's Common Stock than might otherwise be obtained.

The Board of Directors hopes that the decrease in the number of shares of Common Stock outstanding resulting from the Reverse Split and the anticipated corresponding increased price per share will stimulate interest in the Company's Common Stock, promote greater liquidity for the Company's shareholders and result in a price level for the Post-Split Shares of Common Stock that will maintain its Nasdaq SmallCap Market listing. The Board also hopes that the Reverse Split will result in a price level for the Post-Split Shares of Common Stock that will mitigate the present reluctance, policies and practices of brokerage firms, and diminish the adverse impact of trading commissions, recommendation restrictions and margin requirements on the potential market for the Company's Common Stock. However, there is no assurance that the Reverse Split will achieve the desired results, that the price per Post-Split Common Share will increase proportionately with the decrease in the number of shares, that the Post-Split Shares of Common
Stock will trade at a level at which they will be marginable, or that any price increase can be sustained for a prolonged period of time. In addition, it is possible that the liquidity of the Post-Split Shares of Common Stock may be adveersely affected by the reduced number of shares outstanding if the proposed Reverse Split is effected.

Further, the Reverse Split might leave some shareholders with one or more "odd-lots" of the Company's Common Stock (stock in amounts of less than 100 shares). These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

There are no arrangements, understandings or plans for the issuance of any such additional shares, other than shares reserved for issuance upon the exercise of stock options and warrants outstanding or authorized for issuance under existing plans although there are no current plans for any specific grants. The Company does not expect that it would seek authorization from shareholders for issuance of such additional shares unless required by applicable law or regulation or the rules of the market in which the Company's Common Stock is traded. There are no pre-emptive rights available to shareholders in connection with the issuance of such shares.

The Board of Directors believes that the Reverse Split is in the best interest of the Company and its shareholders.

EXCHANGE OF CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARE INTERESTS

On the Effective Date, each five Pre-Split Shares of Common Stock will automatically be combined and changed into one Post-Split Common Share. No additional action on the part of the Company or any shareholder will be required in order to effect the Reverse Split and, beginning on the Effective Date, each certificate representing Pre-Split Shares of Common Stock will represent for all purposes one-fifth of that number of Post-Split Shares of Common Stock. Shareholders will be requested to exchange their certificates representing shares of Common Stock held prior to the Reverse Split for new certificates representing Shares of Common Stock issued as a result of the Reverse Split. The Company's transfer agent will act as the Company's exchange agent to act for holders of Common Stock in implementing the exchange of their certificates.

Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date. Certificates representing Pre-Split Shares of Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Shareholders should not submit any certificates until requested to do so.

No scrip or fractional Post-Split Shares of Common Stock will be issued to any shareholder in connection with the Reverse Split. Accordingly, all shareholders of record who would otherwise be entitled to receive fractional Post-Split Shares of Common Stock, will, upon surrender of their certificates representing Pre-Split Shares of Common Stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of less than five Pre-Split Shares of Common Stock as a result of the Reverse Split will, on the Effective Date, no longer be shareholders of the Company.

The fair value of the Common Stock will be based on the closing price of the Common Stock on the Nasdaq SmallCap Market on the Effective Date, or, if there are no reported sales on such a date, the average of the last reported high bid and low asked price on such day shall be used.

The Company will either deposit sufficient cash with the Exchange Agent or set aside sufficient cash for the purchase of fractional interests. Shareholders are encouraged to surrender their certificates for certificates evidencing whole Post-Split Shares of Common Stock and to claim the sums, if any, due them for fractional interests, as promptly as possible after the Effective Date. Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where the Company is domiciled, and where the funds may be deposited, sums due for fractional interests are that not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or its transfer agent concerning ownership of such funds within the time permitted in such jurisdictions. Therafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid. The ownership of a frcational interest will not give the holder any voting, dividend, or other rights except to receive payment therefor as described above.


FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

The following general description of the federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement, all of which are subject to change and any such change could apply retroactively. This discussion is for general information only and does not purport to deal with all aspects of federal income taxation that may be relevant to the holders of Common Stock and does discuss the consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, tax-exempt organizations, banks or insurance companies).
Shareholders are urged to consult their own tax advisors to determine the particular federal, state, local and foreign tax consequences to them.

The combination and change of each five Pre-Split Shares of Common Stock into one Post-Split Common Share should be a tax-free transaction, and no gain or loss will be recognized to the Company or its shareholders who do not receive any cash as a result of the Reverse Split. The holding period of the Pre-Split Shares of Common Stock will be transferred to the Post-Split Shares of Common Stock received in exchange therefor, provided that the shareholder held the Pre-Split Shares of Common Stock as a capital asset at the time of the exchange.

Shareholders who receive both Post-Split Shares of Common Stock and cash will, to the extent of the cash received, recognize gain measured by the excess, if any, of (i) the value of the Post-Split Shares of Common Stock plus the amount of cash, over (ii) the tax basis of the Pre-Split Shares of Common Stock exchanged therefor; such shareholders will not be entitled to recognize any loss. Depending on the circumstances relating to such a shareholder, any such recognized gain may constitute capital gain or may be treacted as ordinary dividend income. The tax basis in the Post-Split Shares of Common Stock will equal the tax basis in the Pre-Split Shares of Common Stock exchanged therefor, plus the amount of any gain or income recognized by the shareholder, less the amount of any cash received by the shareholder.

In the case of any shareholder who received only cash in the Reverse Split, the shareholder will recognize gain or loss measured by the difference between (i) the amount of cash received, and (ii) the shareholder's tax basis in his or her Pre-Split Shares of Common Stock; such gain or loss will be capital gain or loss (if such shareholder's Pre-Split Shares of Common Stock were held as a capital asset). Any capital gain or loss recognized by any shareholder as a result of the Reverse Split will generally be long-term capital gain or loss to the extent such a shareholder's holding period for his or her Pre-Split Shares of Common Stock exceeds one year.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to ascertain their individual federal, state, local and foreign tax consequences.

VOTE REQUIRED

Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding Common Stock. Abstentions and broker non-votes will be deemed affirmative or negative votes but, will be counted in determining the number of shares of Common Stock present or represented by proxy in determining whether a quorum is present. Proxies received in response to this solicitation will, in the absence of any contrary specification, be voted in favor of the Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THIS PROPOSAL.

RESERVATION OF RIGHTS

The Board of Directors reserves the right to abandon the proposed Amendment and Reverse Split without further action by the shareholders at any time before the filing of the Amendment with the Secretary of State of the State of Nevada notwithstanding authorization of the proposed Amendment and Reverse Split by the shareholders.

OTHER MATTERS

The Company knows of no other matters to be brought before the Meeting. If other matters should properly come before the Meeting, proxies will be voted on such matters in accordance with the best judgement of the persons appointed by the proxies.

The Company will bear all costs in connection with the solicitation of proxies for the Meeting. The Company intends to request brokerage houses, custodians, nominees and others who hold stock in their names to solicit proxies from the persons who own stock, and such brokerage houses, custodians, nominees and others will, at their request, be reimbursed for their out-of-pocket expenses and reasonable clerical expenses. In addition to the use of the mails, solicitation may be made by the employees of the Company personally or by mail or by telephone to the extent necessary in order to assure sufficient representation. No outside proxy soliciation firm is expected to be employed by the Company in respect of the Meeting as of the date of this Proxy Statement.


By order of the Board of Directors



RON GOLDENBERG
Secretary

Dated: June 28, 1997

PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY

EXHIBIT A
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
GRAND TOYS INTERNATIONAL, INC.


Pursuant to the applicable provisions of the Nevada Business Corporations Act, Grand Toys International, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

FIRST:  The present name of the Corporation is Grand Toys International, Inc.

SECOND: The following amendment to its Articles of Incorporation was adopted by majority vote of shareholders of the Corporation on July 28, 1997 in the manner prescribed by Nevada law.

THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 7,887,986.

FOURTH:  The number of shares voted for such amendments was           and the
number voted against such amendment was       .

FIFTH: The Corporation has effectuated a one for five reverse stock split of its shares of Common Stock outstanding as of July 28, 1997, decreasing such shares from 7,887,986 shares to 1,577,597 shares. The reverse split shall be
effective with the commencement of business on July    , 1997.

Dated this      day of July, 1997.


GRAND TOYS INTERNATIONAL, INC.


By:

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VERIFICATION


State of            )
: ss.
County of           )

The undersigned being first duly sworn, deposes and states:that the undersigned
is the               of Grand Toys International, Inc., that the undersigned
has read the Articles of Amendment and knows the content thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and shareholders of the Corporation.



State of          )
: ss.
County of         )

Before me the undersigned Notary Public in and for the said County and State,
personally appeared             as the        of Grand Toys International, Inc.,
a Nevada corporation, and signed the foregoing Articles of Amendment as his own free and voluntary act and deed pursuant to a corporation resolution for the uses and purposes set forth.

IN WITNESS WHEREOF, I have set my hand and seal this      day of July, 1997.


NOTARY PUBLIC,


My Commission Expires:


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REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Grand Toys International, Inc. (the "Corporation") hereby appoints Ron Goldenberg and/or Elliot Bier the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated on the proxy card, all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholers and at any and all adjournments and postponements thereof with respect to the matters described in the Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.

This Proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE REVERSE STOCK SPLIT IDENTIFIED ON THE PROXY CARD AND, IN THE DISCRETION OF THE PROXYHOLDER, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF.

1)  APPROVAL OF ONE FOR FIVE STOCK SPLIT

(    )  FOR the approval of an amendment to the Company's Articles of
Incorporation to effect a one-for-five reverse split of the Company's issued and outstanding Common Stock while keeping 50,000,000 authorized shares of Common Stock, at a par value of $0.001, and 50,000,000 authorized shares of Preferred Stock, at a par value of $0.001.

(    )  WITHHOLD authority to vote for an amendment to the Company's Articles of Incorporation to effect a one-for-five reverse split of the Company's issued and outstanding Common Stock described above.

2) IN THEIR DISCRETION, the proxyholers are authorized to vote upon such other business as may properly come before the meeting and at any adjournments and postponements thereof.

Please date and sign exactly as your name appears to the left. When signing as a fiduciary, representative or corporate officer, give full title as such. If you receive more than one proxy card, please sign and return all cards received.

Dated:

Signature:

Signature if held jointly:

PLEASE PROMPTLY SIGN, DATE, AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

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